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                                                                    EXHIBIT 3.1

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 12:00 PM 10/03/2002
                                                            020614413 - 2437891

                                   CERTIFICATE
                                       OF
              THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           DADE BEHRING HOLDINGS, INC.


                                     * * * *
                     Adopted in accordance with the procedures
                   of Section 303 of the General Corporation Law
                            of the State of Delaware
                                     * * * *


       The undersigned, on behalf of Dade Behring Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

       FIRST:     The Corporation filed its original Certificate of
Incorporation with the Delaware Secretary of State on September 23, 1994 (the "Original Certificate") under the name of Diagnostics Holding, Inc.

       SECOND:    The Board of Directors of the Corporation duly adopted
resolutions in accordance with Section 141 of the General Corporation Law of the State of Delaware authorizing the Corporation to file a petition pursuant to Chapter 11 of the Bankruptcy Code.

       THIRD:     On August 1, 2002, the Corporation filed in the United
States Bankruptcy Court for the Northern District of Illinois Eastern Division (the "Court") a petition in bankruptcy pursuant to Chapter 11 of the Bankruptcy Code.

       FOURTH:    On September 18, 2002, the Court entered the Order
Confirming First Amended Prepackaged Joint Plan of Reorganization of Dade Behring Holdings, Inc., ET. AL., under Chapter 11 of the Bankruptcy Code (the "Confirmation Order"), which Confirmation Order became final and non-appealable on September 28, 2002.

       FIFTH:     In accordance with Section 303 of the General Corporation
Law of the State of Delaware and the Confirmation Order, the Corporation is authorized to amend, integrate and restate the Certificate of Incorporation in its entirety to read as set forth in EXHIBIT A attached hereto and made a part hereof (the "Third Amended and Restated Certificate").

                                 *  *  *  *  *

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       IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to Section 303 of the General Corporation Law of the State of Delaware and the Confirmation Order, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Third Amended and Restated Certificate of Incorporation this 3rd day of October, 2002.


                                              Dade Behring Holdings, Inc.,
                                              a Delaware corporation


                                              By:   /s/ Louise S. Pearson
                                                  --------------------------
                                                  Name:  Louise S. Pearson
                                                  Title: Secretary


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                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DADE BEHRING HOLDINGS, INC.

                         ------------------------------

         The name of the corporation is Dade Behring Holdings, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 23, 1994; an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 19, 1994; and a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 30, 1997. The Second Amended and Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                  ARTICLE ONE

         The name of the corporation is Dade Behring Holdings, Inc.

                                  ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 50,050,000, consisting of (1) 50,000,000 shares of Common Stock, par value $.01 per share, and (2) 50,000 shares of Preferred Stock, par value $.01 per share. The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

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         (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         (3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

         (b) Except as otherwise required by law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

         (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                                  ARTICLE FIVE

         The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Third

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                                                                               3

Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-Laws which is to the same effect as this Article Five or Article Six, Article Eight or Article Ten of this Third Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

                                  ARTICLE SIX

         (1) To the fullest extent permitted by the laws of the State of Delaware (as hereinafter amended, but only to the extent any such amendment provides for broader indemnification rights or as a matter of law cannot be disregarded for purposes of this Article Six): (a) The corporation shall indemnify and hold harmless any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, if a director or officer of the corporation, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, for and against all expenses (including attorneys' fees), judgments, fines, liabilities, losses, fees, taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. The corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to or is otherwise involved in (including involvement as a witness) any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, for and against all expenses (including attorneys' fees), judgments, fines, liabilities, losses, fees, taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.


         (b) The corporation shall promptly pay or advance expenses incurred by
(i) any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Six, Section 1 or (ii) any person whom the corporation has determined to indemnify


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pursuant to the third sentence of subsection (a) of this Article Six, Section 1, in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

         (c) Any indemnification of any indemnified person under subsection (a) of Section 1 of this Article Six, or payment or advance of expenses under subsection (b) of Section 1 of this Article Six, shall be made promptly, and in any event within 30 days, upon the written request of the indemnified person. If a determination (as defined in the General Corporation Law of the State of Delaware) by the corporation that a director or officer of the corporation is entitled to indemnification pursuant to this Article Six is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request by an indemnified person for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or payments or advances as granted by this Article Six shall be enforceable by the indemnified person in any court of competent jurisdiction. Such indemnified person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the indemnified person has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the indemnified person for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnified person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnified person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnified person has not met the applicable standard of conduct.

         (d) The rights to indemnification and the payment or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Six shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         (e) The corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in subsection (a) of this Article Six, Section (1) against any liability, expense or loss asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability, expense or loss under the provisions of this Article Six, Section (1), the General Corporation Law of the State of Delaware or otherwise.

         (f) The provisions of this Article Six shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or

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                                                                               5

omissions to act occurring before or after its adoption. If any provision of this Article Six shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Six shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Third Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Six,
Section 1 shall be made to the fullest extent permitted by law.

         (g) For purposes of this Article Six, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         (h) The provisions of this Article Six shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article Six and the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law are in effect, and any repeal or modification of this Article Six or any such law shall not affect any rights or obligations then existing with respect to any state of facts or action, suit or proceeding then or theretofore existing or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. Persons who after the date of the adoption of this Article Six become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee, fiduciary, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, shall be conclusively presumed to have relied on the rights to indemnity, payment or advance of expenses and other rights contained in this Article Six in entering and continuing in such service. The rights to indemnification and to the payment or advance of expenses conferred in this Article Six shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
         (i) For purposes of this Article Six, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Six with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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         (2) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                 ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws of the corporation so provide.

                                 ARTICLE EIGHT

         (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors initially to be seven and thereafter to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may

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be removed only for cause by the affirmative vote of the holders of a majority in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

         (2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Common Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Common Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Eight unless expressly provided by such terms.

                                  ARTICLE NINE

         The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TEN

         Any action required or permitted to be taken by holders of Common Stock of the corporation must be effected at a duly called annual or special meeting of holders of Common Stock of the corporation and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

                                 ARTICLE ELEVEN

         Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Five, Article Six, Article Eight, Article Ten or this Article Eleven or to adopt any provision inconsistent therewith.

         IN WITNESS WHEREOF, Dade Behring Holdings, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by ______________________, its ___________________________, this ___ day of
_____________, 2002.

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DADE BEHRING HOLDINGS, INC.


By:

--------------------
Name:
Title: